UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012 (June 1, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On June 1, 2012, Prospect Capital Corporation (the “Company”) and KeyBanc Capital Markets Inc. (the “Agent”), entered into an equity distribution agreement, by and among the Agent, the Company, Prospect Capital Management LLC, and Prospect Administration LLC, relating to sales by the Company through the Agent, by means of at-the-market offerings from time to time, of up to 9,500,000 shares of the Company’s common stock, par value $0.001 per share (the “ATM Program”).

Through the ATM Program, the Company anticipates generating an aggregate of approximately $100 million in net proceeds after deducting the estimated Agent commission and estimated offering expenses. The Company expects to use proceeds from the ATM Program initially to maintain balance sheet liquidity, involving repayment of all or a portion of the amounts outstanding under the Company’s credit facility, if any, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with the Company’s investment objective.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

5.1                            Opinion of Venable LLP

23.1                         Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By.	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	Chief Operating Officer

Date:  June 5, 2012

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1)